LVB 2324/91

1

This Agreement is made the 8th day of May 1991

BETWEEN THE GOVERNMENT OF THE REPUBLIC OF GHANA (hereinafter called "THE GOVERNMENT") acting by the PNDC Secretary for Lands and Natural Resources (hereinafter called "THE SECRETARY") of the One Part AND ADOMMINING LIMITED having its Registered Office at P.O. BOX 0977, OSU-ACCRA (hereinafter called "THE COMPANY") of the Other Part.

WHEREAS:

(1) Government's policy is to take all such steps as it deems appropriate and effective for prospecting for minerals throughout the territories of the Republic of Ghana and for producing these minerals thereby ensuring that the maximum possible benefits accrue to the nation from the exploitation of its mineral resources.

(2) In pursuit of the above policy Government desires to secure the co-operation of Companies which possess, to the Government's satisfaction, the necessary financial and management qualifications and skills for carrying out mining operations.

(3) The Company, whose financial, technical and management competence for undertaking mineral operations has been established to the Government's satisfaction, has declared itself willing to engage in prospecting operations in Ghana on the understanding that it shall bear the sole risk and cost of such prospecting operations trusting that after the achievement of commercial production, it shall enjoy the prospect of reasonable rewards.

The Company is also willing that once the prospecting operations come to an end and an economically and financially feasible mining project has been successfully established, the Government shall, if it so desires, have the option to participate in development and production operations.

WITNESSES AS FOLLOWS:

(1.) The Government hereby grants unto the Company the right and Licence to prospect for and prove gold under or in the area described in the Schedule hereto and demarcated on the map which forms part of this AGREEMENT (hereinafter called the Licensed Area) excluding any parts which shall be relinquished from time to time in accordance with the provisions of this Agreement for a term of two (2) YEARS from the 8th day of May 1991 with a right of extension as hereinafter provided.

(2.) **RIGHTS OF THE COMPANY:**

(a) The Company shall have the right to conduct such geological and geophysical investigations in the Licensed Area as it considers necessary to determine an adequate quantity of geologically proven and mineable reserve of gold

(b) The Company may exercise all or any of the rights and powers granted hereunder through agents, independent contractors or sub-contractors.

(c) The Government shall secure for the Company, upon request by the Company, to the extent authorised by Law and at the Company's expense, surface rights for the erection, operation and maintenance of buildings, works and installations together with such wayleaves as the Company may reasonably require for the exercise of its rights and obligations under this Agreement; provided that any damage to private property shall be subject to adequate compensation by the Company.

(d) The Company shall not, however, conduct any operations in a sacred area and shall not, without the prior consent of the Secretary conduct any operations:

(i) Within fifty yards of any building, installation, reservoir, dam, public road, railway or area appropriated for a railway or

(ii) in an area occupied by a market, burial ground, cemetery or within a town or village or an area set apart for, used, appropriated or dedicated to a public purpose.

(e) Nothing contained in this Agreement shall be deemed to permit the Company to dispense with the necessity of applying for and obtaining any permit or authority which the Company may be required by law or regulation to obtain in respect of any works and/or activities to be carried out hereunder.

(3.) **RIGHTS OF THIRD PARTIES:**

(a) The Government reserves the right to grant Licences to third parties for prospecting or enter into Agreements for the production of minerals other than gold in the Licensed Area, provided that any such activity shall not unreasonably interfere with the rights granted to the Company hereunder.

... Company shall not hinder or prevent members of the local population from exercising the following customary rights and privileges in or over the Licensed Area:
(i) to hunt game
(ii) to gather firewood for domestic purposes
(iii) to collect snails
(v) to till and cultivate farms
(iv) to observe rites in respect of groves and other areas held to be sacred.

Provided always that where the exercise of these customary rights and privileges unduly interferes with or obstructs the operations of the Company hereunder, the Company shall make arrangements with members of the said local population for the limitation or waiver of such rights and privileges, such arrangements to include the payment of compensation where necessary. The Government shall furnish such assistance as is reasonably required in the making of such arrangements.

4. **CONDUCT OF OPERATIONS:**

(a) The Company shall conduct all of its operations hereunder with due diligence, efficiency and econom to the maximum extent possible consistent with good mining industry practice and in a proper workm anlike manner observing sound technical and engineering principles and practices, using appropriat modern and effective equipment, machinery materials and methods and to pay particular regard t environmental protection.

(b) The Company shall maintain all equipment and all pits and trenches in good repair and all excavate areas in safe and good condition and take all practicable steps:-

(i) to prevent damage to adjoining farms and villages;
(ii) to avoid damage to trees, crops, buildings, structures and other property in the Licensed Are to the extent however, that any such damage is unavoidable the Company shall pay fair and reasor able compensation.

(c) The Company shall provide and maintain in good repair and conditions proper roads, gates, stiles an fences for the convenient occupation of the surface of the Licensed Area.

(d) The Company shall use its best efforts to exercise its rights and powers granted by this Agreement i such manner as not to cause interference with or avoidable obstruction or interruption to the fellin of timber by Licensed timber operators within the Licensed Area and the Government shall furnis assistance to the Company to make appropriate arrangements with such operators to permit the pro pecting programme to proceed without interference or delay.

5. **WORKING OBLIGATIONS:**

(a) The Company shall with due diligence and by means of modern geological, geophysical and other meth ods normally associated with mineral prospecting and within three months of the date of th Agreement or at such other time as the Secretary may specify, commence prospecting operations wi a view to establishing the existence of gold in economic quantities

(b) The Company, having prior to the commencement of this Agreement submitted its programme of wo to the Government, shall carry out its operations in accordance with the programme and the Chi Inspector of Mines shall from time to time inspect the operations to ensure that the Compa does s

(c) The Company shall diligently continue to carry out its operations hereunder and shall spend as actu direct prospecting expenditure not less than the minimum amounts specified in its work programm

(d) If on the termination or expiration of this Agreement for any reason other than force majeure the Com any shall not have spent the amounts specified in the work programme, the difference between the amou actually expended and the stipulated minimum for the year in which termination or expiration takes pla shall be paid to the Government within thirty days after the date of such termination or expiratio

6. **NOTIFICATION OF DISCOVERY OF OTHER MINERALS:**

The Company shall report forthwith to the Secretary, the Chief Inspector of Mines, the Director of Geologic Survey and the Chief Executive of the Minerals Commission the discovery in the Licensed Area of a other minerals and the Company shall be given the first option to prospect further and to work the sa minerals subject to satisfactory arrangements between the Government and the Company.

7. **SAMPLES:**

(a) The Company shall not during the currency of this Agreement destroy, except in analyses, any cores samples obtained from the Licensed Area without the prior consent of the Director of Geologi Survey.

(b) The Company shall provide the Director of Geological Survey and the Chief Inspector of Mines w such samples from the Licensed Area as they may from time to time reasonably request.

8. **RECORDS:**

(a) The Company shall maintain at its registered office copies of the following:-
(i) full and complete records and books of account relating to the prospecting programme in Gha
(ii) the detailed results and analysis of all investigations, surveys, boring, pitting and other test conducted pursuant to the provisions of this Agreement.

(b) The records referred to in the foregoing paragraph shall include copies of all geological, geophysi geochemical, drilling and pitting reports relating to the Licensed Area and all maps, drawings diagrams pertaining to these reports.

(c) The said records, with the exception of proprietary technical information, shall be made available inspection at reasonable times without delaying work on the prospecting programme, by the Cl Inspector of Mines and the Chief Executive, Minerals Commission, upon request, and shall be retai in Ghana, unless removed with Government's consent.

(d) Failure to keep such records and to produce them for inspection upon receipt of reasonable notice sl constitute just cause for the cancellation of this Licence.

9. **REPORTS:**

(a) The Company shall furnish to the Chief Inspector of Mines, the Director of Geological Survey and Chief Executive of the Minerals Commission, not later than the 15th of each fourth month, a re giving a general description of the work done by the Company in the preceding quarter and containir description accompanied by a sketch plan of the area where any gold and any other minerals were found, particulars of the type of minerals found and the number weight of samples taken, if any.

(b) All records, reports, plans and information which the Company is required to supply to the Governn and its agents pursuant to the provisions of this Agreement shall be supplied at the expense of the Co any.

(c) Any information or material supplied by the Company to the Government pursuant to the provisions of this Agreement shall be treated by the Government, its officers and agents as confidential and shall not be revealed to third parties except with the consent of the Company (which consent shall not be unreasonably withheld) for a period of 12 months with respect to technical information and 36 months with respect to financial information from the date of submission of such information. The Government and persons authorised by the Government may nevertheless use any such information received from the Company for the purpose of preparing and publishing general reports on in Ghana.

10. <u>FINANCIAL OBLIGATIONS:</u>

(a) The Company shall pay to the Government:
(i) in consideration of the grant of the right of prospecting for gold in the Licensed Area an amount of Two hundred and fifty thousand cedis (₵ 250,000.00) within 30 days from the date of this Agreement.
(ii) A yearly rent of Twenty one thousand nine hundred and ninety cedis (₵ 21,990.00).

(b) Payments of the rent specified in the foregoing paragraph shall be made yearly in advance, the first years' payment having been made before the execution of this Agreement.

11. <u>ASSIGNMENT, MORTGAGE, ETC.:</u>

(a) The Company shall not assign, mortgage, sublet or otherwise transfer this Agreement provided however that any of the rights and powers granted by this Agreement or any interest therein may be transferred with the prior written consent of the Government.

(b) The Government may impose such conditions on the giving of such consent as it thinks fit.

12. <u>SURRENDER OF PART OF LICENSED AREA:</u>

(a) The Company may surrender at any time and from time to time by giving not less than three months' notice to the Chief Inspector of Mines and the Chief Executive of the Minerals Commission, all its rights hereunder in respect of any part or parts of the Licensed Area. The Company shall be relieved of all obligations in respect of the part or parts of the Licensed Areas so surrendered except those obligations which accrued prior to the effective date of surrender.

(b) The Company shall leave the part of the Licensed Area surrendered and everything thereon in safe condition. The Company shall take all reasonable measures to restore the surface of such part of the Licensed Area surrendered and all structures thereon not the property of the Company to their original condition. In the event that the Company fails to do so, the Chief Inspector of Mines shall make such part and everything thereon safe at the expense of the Company.

13. <u>EXTENSION:</u>

(a) If the Company applies in writing to the Government not less than three months before the expiration of this Agreement for an extension of the term hereof and if the Company shall not be in default at that time in the performance of any of its obligations hereunder the Company may, subject to the provisions of the law, be granted an extension for a period not exceeding two years upon such terms and conditions as the parties may then agree.

(b) A further extension may be granted in accordance with the provisions of the law.

14. <u>RE-ENTRY BY GOVERNMENT:</u>

If the operations and activities of the Company in accordance with the prospecting programme shall cease in the Licensed Area before the same have been completed and if such cessation shall be due entirely to the fault of the Company, the Government may, upon giving the notice and following the procedure required in paragraph 15 below, re-enter the Licensed Area and take possession of all buildings, erections, plants and materials thereon without compensation to the Company (such right of entry not to prejudice any additional remedy of the Government), and thereupon the Agreement shall terminate.

15. <u>TERMINATION BY THE GOVERNMENT:</u>

(a) The Government may, subject to the provisions of this paragraph, terminate this Agreement if any of the following events shall occur:

(i) the Company shall fail to make any of the payments described in this Agreement on the payment date ; or
(ii) the Company shall contravene or fail to comply with any other condition of this Agreement: or
(iii) the Company shall become insolvent or commit any act of bankruptcy or enter into any agreement or composition with its creditors or take advantage of any law for the benefit of debtors or go into liquidation, whether compulsory or voluntary, except for the purposes of reconstruction or amalgamation: o
(iv) the Company knowingly submits any false statement to the Government in connection with this Agreement.

(b) If and whenever the Government decides to terminate this Agreement pursuant to clauses (i) and (ii) of the preceding sub-paragraph, the Government shall give the Company notice specifying the particular contravention or failure and permit the Company to remedy the same within twenty-one days of such notice or such longer period as the Secretary may specify in such notice as reasonable in the circumstances.

(c) If the Company shall fail to remedy an event specified in clauses (i) and (ii) of sub- paragraph (a) of this paragraph within the stated period, or an event specified in clauses (iii) and (v) of the said sub- paragraph shall occur, the Government may by notice to the Company terminate this Agreement.

(d) Upon termination of this Agreement by the Government every right of the Company hereunder shall cease (save as specifically otherwise provided hereunder) but subject nevertheless and without prejudice to any obligation or liability imposed or incurred under this Agreement or applicable law prior to the effective date of termination.

(e) No delay or omission or course of dealing by the Government shall impair any of its rights hereunder or be construed to be waiver of an event specified in sub-paragraph (a) of this paragraph or an aquiscence therein.

16. **ASSETS ON TERMINATION OR EXPIRATION:**

(a) Upon the termination or expiration of this Agreement, the Company may, within Sixty days from the effective date of such termination, remove from the Licensed Area any structures and installations erected and any movables placed thereon by the Company. Any structures, installations and movables not so removed within the said period shall become the property of the Government without charge.

17. **FORCE MAJEURE:**

(a) Failure on the part of the Company to comply with any of the terms and conditions hereof (except the obligations to make payment of monies to the Government) shall not be grounds for cancellation or give the Government any claim for damages in so far as such failure arises from force majeure, the Company having taken all appropriate precautions, due care and reasonable alternative measures with the objective of avoiding such failure and of carrying out its obligations hereunder. The Company shall take all reasonable measures to remove such inability to fulfil the obligations hereunder with the minimum of delay.

(b) For purposes of this paragraph force majeure includes acts of God, war, insurrection, earthquake, storm, flood or other adverse weather condition but shall not include any event caused by a failure to observe good mining industry practice or by the negligence of the Company or any of its employees or contractors.

(c) The Company shall notify the Secretary within twenty-four hours of an event of Force Majeure affecting its ability to fulfil the terms and conditions hereof.

(d) The period of this Agreement shall be extended for a period of time equal to the period or periods during which the Company was affected by conditions set forth in sub-paragraph (b) of this paragraph, but not to exceed six months in the aggregate.

18. **FOREIGN EXCHANGE:**

(a) Subject to sub-paragraph (b) of this paragraph the Company shall, during the term of this Agreement and so long as it does not derive any revenue from its operations hereunder, finance such operations in the following manner:

(i) By converting to Ghana currency through authorised dealers such amount of foreign currency as will be sufficient to cover the Company's operating expenses required to be paid in Ghana currency including any payments to the Government and third parties provided that the terms of any loans obtained abroad shall be in conformity with current international, commercial and monetary conditions and that prior notice of such loans and advances shall be furnished to the Bank of Ghana.

(ii) By directly purchasing and/or hiring abroad as is necessary for conducting the prospecting programme with its foreign currency funds and importing to and/or using in Ghana freely and without restrictions such machinery equipment materials and services of any nature whatsoever as will be required by the Company for its operations hereunder.

(b) The Company may be required to pay all its rentals and other licensing fees to the Government ...ollars or other freely convertible currency, or such currencies as shall be specified by the Bank of Ghana.

(c) All conversions of currency shall be made at the prevailing official rates of exchange.

19. **PRODUCTION AGREEMENT:**

If upon the expiration of this Agreement the Company shall have carried out its obligations hereunder to the satisfaction of the Government and shall have successfully established to the Government that the development of a mine from ore and reserves established within the Licensed Area is economically and financially feasible, then the Government shall grant to the Company the first option to (i) acquire a licence for the purposes of mining gold in the Licensed Area, and (ii) participate in a mining Project in the Licensed Area subject to negotiation with the Government of satisfactory terms for such licence and participation.

20. **NOTICES:**

(a) Any application, notice, consent, approval, direction, or instruction hereunder shall be in writing and shall be served by hand or by registered mail. Delivery by hand shall be deemed to be effective when made and delivery by registered mail shall be deemed to be effective at such time as it would in the ordinary course of registered mail be delivered to the addressee.

Until changed by appropriate notice, the Company's address in Ghana is its registered office as set forth above and the addresses of the Government officials are as follows:-

(i) The PNDC Secretary, Ministry of Lands and Natural Resources, P.O. Box M. 212, Accra.

(ii) The Chief Inspector of Mines, Mines Department, P.O. Box 254, Takoradi.

(iii) The Director of Geological Survey, Geological Survey Department, P.O. Box M.80 Accra

(iv) The Chief Executive, Minerals Commission, P.O. Box M. 248, Accra.

(v) The Chief Survey Officer, Survey Department, P.O. Box 191, Accra.

(vi) The Governor of the Bank of Ghana, Bank of Ghana, P.O. Box 2674, Accra.

5

BRIEF SUMMARY OF PROPOSED ACTIVITIES UNDER WORK PROGRAM FOR PROPOSED GOLD CONCESSION, ADOM MINING LTD AT EDUM BANSO

FIRST PHASE

1. **INFORMATION SEARCH AND SURVEY**

   This will involved trips to the records office of the Geological Survey Department, Survey Department and the Mines Department for geological information and any information on previous mining activities in the proposed gold concession at Edum Banso in the Western Region

2. Appropriate survey maps of the proposed gold concession on 1:50,000 scale to be prepared.

3. Reconnaissance Prospecting

   Eighteen (18) prospecting pits at two (2) kilometre intervals will be sunk all over the concession area (43.98 km^2) pit demension 1m X 1m and will be sunk to a depth of 4.0m progressing at a rate of 0.80m per day.

   Completed pits will be sampled at 0.50m intervals from pit collar. All stream confluences will be sampled for stream sediments. All pit and stream samples taken will be processed on Goldfield prospecter II to obtain concentrates which will be sent to laboratory for analysis.

Expenditure

a. 15 workers (3 workers per pit) @ ¢600.00 per day for 60 working days = ¢540,000.00

b. One (1) Geologist - ¢2,000.00 per day for 60 working days = ¢120,000.00

c. Line cutters of baseline and crosslines (total of 70kms) 4 workers @ ¢500 each at the rate of 2kms of line per day = ¢70,000.00

d. Feeding of 1 geologist and 19 workers at ¢10,000.00 per day for 70 days = ¢700,000.00

e. Purchasing of various digging implements, measuring tapes, sample bags etc = ¢86,000.00

f. Geochemical samples will be taken at 500m intervals at a depth of 30cm all over the concession area.

Expenditure

2 groups at 5km per group (of 2 workers) each day ie. total of 10kms of lines each day by 4 workers @ 500.00 each day for 7 days - ¢14,000.00 (Geochemical samplers)

Any rock outcrops seen will be concurrently sampled at this stage

Total expenditure (a + b + c d + e) =	540,000.00
	120,000.00
	70,000.00
	700,000.00
	14,000.00
	80,000.00
	1,524,000.00

GEOLOGY

The local geology of the concession area is made up of Birimian volcanics and sediments with some granodiorites and acid porphyry dykes.

ACCESSIBILITY

Second class road from Benso

Based on laboratory results for samples sent for analysis highly anomalous areas will be dilineated for further study during the second phase.

SECOND PHASE

1. Systematic Geological Mapping on scale of 1:5,000 will be carried out by 2 geologists assisted by a crew of 2 workers each.

2. GEOPHYSICAL PROSPECTING

   It is proposed to carry Very Low Frequency-electromagnetic (VLF-EM) Survey over the concession area. Twelve lines each 5.5 km long and parallel to each other will be run at 110m intervals. It will take about three (3) weeks to complete this survey at the rate of One hundred US dollars ($100) per day (¢714,000.00).

   Based on good VLF anomalies we propose to run I.P. or Turam. Two (2) lines each 2kms long will be run for a total period of about 18 days at a rate of one hundred and fifty US$150.00) per day (¢102,000.00).

3. Based on the results of geophysical prospecting, further pitting and trenching will be carried out to

confirm geophysical results. Channel samples obtained from the above pits and trenches will be assayed for gold, silver and arsenic.

4. Areas for detailed prospecting can be delineated by now.

5. Drilling (based on geophysical, geochemical and pitting results) will be carried out at the following charges.

   a. A hire rate of 1 drilling rig with accessories for 1 effective drilling day is ¢6,000.00.

   b. Labour charge for 1 man per day is ¢600.00

   c. T & T for Chief Driller @ ¢3,500 per day

   d. T & T for 4 drillers for 1 day @ ¢2,500.00 per driller

   Approximate charge per day = ¢25,000.00

   Proposed period for drilling 1 month = ¢750,000.00

6. Bulk sampling with trench dimension of 2m X 15m would be carried out using a backhoe excavator for mainly metallurgical purposes.

7. An Environmental impact assessment will be carried out as follows:

a. BIOLOGICAL POLLUTION CONTROL

Competent experts would be contracted to find out if proposed chemicals to be used in mining operations would not be pollutants with high Biological demand (B.O.D) which could find their way into water bodies which consequnetly deplete the dissolved oxygen content of water bodies with resultant reduction in thier capability to support aquatic life and also create conditions for the emmission of odours. Furthermore ways to reduce turbidity of water bodies to minimum levels, would have to be found.

b. CHEMICAL POLLUTION CONTROL

Design mining operations such that toxic pollutants, e.g., arsenic oxides, mercury, siliceous dust etc., are not discharged into air and water bodies.

c. PHYSICAL DISRUPTION CONTROL

Plan good strategies to reduce physical disruption eg. noise, siltation, soil erosion, water-logging etc., to

the bearest minimum and to have a good land reclamation policy.

8. Compurization of all data obtained to compute ore reserve and its categorization and subsequent preparation of prospecting/feasibility report.

FOREIGN EXCHANGE COMPONENTS (US$)

1.	Sluicing Plants	
a.	2 units of 10m^3/hr washing plant	30,000.00
b.	2 units of prospector II	10,000.00
		40.000.00
2.	Pumps	
	4 units of 10 H.P. water pumps	5,000.00
3.	Camping equipment and prospecting aids	
a.	1 backhoe exacavator	20,000.00
b.	1 30KVA electrical generator	10,000.00
c.	1 camper	10,000.00
d.	Various prospecting tools	10,000.00
		50,000.00
4.	Vehicles (off highway)	
a.	2 units of 4WD pickups (double cabin)	20,000.00
b.	1 unit 4WD Station Wagon	18,000.00
		38,000.00
		$133.000.00

WORK PROGRAMME AND ESTIMATED EXPENDITURE FOR GOLD PROSPECTING ADOM MINING LIMITED AT EDUM BANSO

FIRST PHASE

		Days	Cedis
1.	Information search and survey	4	40,000.00
2.	Preparation of survey plans	4	20,000.00
3.	Reconnaissance prospecting		
	(a) Pitting, collection of stream sediments processing of concentrates etc	60	1,510,000.00
	(b) Collection of soil geochemical samples	7	14,000.00
	(c) Sampling of rock outcrops		
4.	Assay of samples for gold, silver and arsenic	14	500,000.00
5.	Computations		
6.	Delineation of promising areas	14	400,000.00
7.	Preparation of maps		
8.	Report writing		
	Sub total	103	2,484,000.00

SECOND PHASE

		Months	cedis
1.	Geological mapping	1.5	200.000.00
2.	Geophysical prospecting	1	816,000.00
3.	Further pitting and trenching	2	400,000.00
4.	Sample preparation and assaying for gold, silver and arsenic	0.25	500,000.00
5.	Delineation of areas for detailed prospecting	1.5	200,000.00
6.	Drilling (Hand/mechanized)	1	750,000.00
7.	Core sample assaying for Au, Ag and As	0.25	500,000.00
8.	Bulk sampling and Adit excavations (if any)	2	200,000.00
9.	Sample preparation for assay and matallurgical testing	2	750,000.00
10.	Ore reserve computations and categorization	3	1,00[illegible]0.00
11.	Preparation of prospecting/ feasibility report	3	750,000.00
	Sub total	16.5	7,316,000.00
	Grand total	20 mths	9,800,000.00
	Contingency 20% of total		¢1,960,200.00

FOREIGN EXCHANGE COMPONENTS (US$)

		US$
1.	Sluicing plats	40,000.00
2.	Pumps	5,000.00
3.	Camping equipment & prospecting aids	50,000.00
4.	Vehicle (4WD)	38,000.00
		133,000.00

B.W. GARBRAH
20-07-90

PROPOSED GOLD CONCESSION FOR
ADOM MINING LIMITED
SITUATE AT EDUM BANSO
SHEWN EDGED PINK

AREA = ~~43.98 Km2~~ 68.44 km²

Part of F.S. 0502 C3


LAND REGISTRY NO. 1130/1991
91°30'
2.5 Km
1°55
91°30'
2.5 Km
91°30'
1.8 Km
1.5 Km
181°30'
1.8 Km
181°30'
1.6 Km
272°00'
5°05
Sradookrom
EDUM
BANSO
1.7 Km
181°30'
2.5 Km
181°30'
2.5 Km
181°30'
2.5 Km
181°30'
0°00'
3 Km
0°00'
2.5 Km
0°00'
2.6 Km
0°00'
2.6 Km
EDUM
DOMINASE
2.0 Km
Trebuomu
5°00
2.5 Km
270°00'
1°55
2.5 Km
270°00'
5°00

GEOLOGICAL SURVEY 1990

GP/678

57'

11

THIS IS THE PLAN REFERRED TO IN THE

ANNEXED GOLD PROSPECTING LICENCE

DATED THIS 8th DAY OF May 1991

THE PNDC SECRETARY FOR LANDS AND NATURAL RESOURCES

[illegible] OF LANDS & NATURAL [illegible]
P. O. BOX M. [illegible]
[illegible]

ADOM MINING LIMITED
P O. BOX 0977
OSU ACCRA

IN WITNESS WHEREOF the party hereto of the first part has hereunto set his hand and affixed the Seal of the Ministry of Lands and Natural Resources and the party hereto of the second part has hereunto caused its Common Seal to be affixed the day and year first above written.

SIGNED AND SEALED with the SEAL of The Ministry of Lands and Natural Resources and DELIVERED by the said PNDC Secretary for Lands and Natural Resources for and on behalf of The Government of the Republic of Ghana in the presence of:-

8/4/91

MINISTRY OF LANDS & NATURAL RESOURCES
P. O. BOX M. 212
ACCRA

Minerals Commission

THE COMMON SEAL of the said ADOM MINING LIMITED was affixed to these presents and the same were DELIVERED in the presence of:-

ADOM MINING LIMITED
P. O. BOX 0977
OSU ACCRA

ADOM MINING LTD.

MANAGING DIRECTOR

ADOM MINING LIMITED

SECRETARY

OATH OF PROOF

I, James Adkah of Minerals Commission

MAKE OATH and SAY that on the 8th day of May 1991 I was present and saw the PNDC Secretary for Lands and Natural Resources duly execute the Instrument now produced to me and Marked "A" and that the said Joe Ahima Danso can read and write, Sworn at Accra this 21st day of May 1991

Before Me,

REGISTRAR OF LANDS

DEPONENT

This is the Instrument Marked "A" Referred to in the Oath of James Ackah Sworn

14

before me, this 21st day of May 1991

REGISTRAR OF LANDS

On the 21st day of May 1991 at 11·00 O'clock in the fore noon this Instrument was proved before me by the Oath of the within-named to have been duly executed by the within-named Joe Ahima Dawso

REGISTRAR OF LANDS

15

Dated this 8th day of May 1991

GOVT. OF THE REPUBLIC OF GHANA

AND

ADOM MINING LIMITED

GHANA LAND REGISTRY
Registered as No. 1130/1991
(signature)
Registrar of Deeds

Prospecting Licence

SOLICITOR OF THE
SUPREME COURT

Term	:	Two (2) Years	(Renewable)
Commencement	:	8-5-91	
Expiry Date	:	7-5-93	
Annual Rent	:	¢21,990.00	
File No:	:		

NATURE OF FEES	PAID	RECEIPT NO	DATE
PRESENTATION FEE	200-00	A 14599	22/5/91

IN ACCORDANCE WITH SECTION 12 OF THE STAMP ACT 1965 I CERTIFY THAT IN MY OPINION THIS INSTRUMENT IS CHARGEABLE WITH A DUTY OF ¢ 5500.00 Five thousand five hundred

ACCRA 91.05.22

(signature)
Commissioner of Income Tax

COMMISSIONER OF INCOME TAX

MINERALS COMMISSION

#12 Switchback Road Residential Area, Cantonments
P. O. Box M 248 Accra - Ghana
Tel: (233-21) 772783 / 772786 / 773053 / 771318 / Fax: (233-21) 773324
Email: mincom@mc.ghanamining.org
Website: www.ghanamining.org

PL.2/115 1 December, 2009

The Managing Director
Adom Mining Company Limited
P. O. Box CT.1191
Accra

Dear Sir,

RE: APPLICATION FOR EXTENSION OF ADUM BANSO PROSPECTING LICENCE

We refer to your application dated 9th July, 2009 relating to the above subject matter and wish to inform you that the validity period of your Prospecting Licence at Adum Banso in the Western Region is being extended for a 12-month period with effect from the date of this letter.

At the end of the period, you will be required to submit the following documents for the renewal of the licence.

a. Three (3) copies of a comprehensive terminal report, with logs of pits, assay results etc;
b. Detailed financial report;
c. Eight (8) copies of site plan indicating areas to be retained and those to be shed
d. Evidence of annual ground rent payments; and
e. An Environmental Permit from the Environmental Protection Agency (EPA).

Yours faithfully,

(PETER AWUAH)
PRINCIPAL MINERAL TITLES OFFICER
For: CHIEF EXECUTIVE OFFICER

cc: - The Chief Inspector of Mines, Inspectorate Division, Minerals Commission, Accra

- The Director, Ghana Geological Survey, Accra

acctserv Ext Offer- PL EOK

MINERALS COMMISSION

#12 Switchback Road Residential Area, Cantonments
P. O. Box M 248 Accra - Ghana
Tel: (233-21) 772783 / 772786 / 773053 / 771318 / Fax: (233-21) 773324
Email: mincom@mc.ghanamining.org
Website: www.ghanamining.org

Our Ref: PL.2/115

July 14, 2008

The Managing Director
Adom Mining Company Limited
P. O. Box CT. 1191
Accra

Dear Sir,

RE: APPLICATION FOR AN EXTENSION OF THE EDUM BANSO PROSPECTING LICENCE

We refer to your letter dated June 9, 2008 relating to the above subject matter.

The validity period of your Prospecting Licence at Edum Banso in the Western Region is being extended for 12 months with effect from the date of this letter. We note that the extension of time is to enable your company to complete its exploration programme.

At the end of the period, you will be required to submit the following documents for the renewal of the licence.

a. Three (3) copies of a comprehensive terminal report, with logs of pits, assay results etc;
b. Detailed financial report;
c. Eight (8) copies of site plan indicating areas to be retained and those to be shed off;
d. Evidence of annual ground rent payments; and
e. An Environmental Permit from the Environmental Protection Agency (EPA).

Yours faithfully,

(PETER AWUAH)
PRINCIPAL PLANNING & POLICY OFFICER
For: CHIEF EXECUTIVE OFFICER

cc: The Chief Inspector of Mines
Inspectorate Division
Minerals Commission
Accra

The Director
Ghana Geological Survey
Accra

H:\MyDoc\Ghanfulfolder.extension2/MA

Discovery Gold 2012

Cables and Telegrams: MINLANDS
Telephone: 233-302-687314
Tel/Fax: 233-302-666801

MINISTR[illegible]L RESOURCES
[illegible]
Accra

In case of reply, the number and date of this letter should be quoted.

Our Ref. No. DB-47/285/02

Your Ref. No.

REPUBLIC OF GHANA

21ST JULY, 2011.

THE MANAGING DIRECTOR
ADOM MINING LIMITED
P. O. BOX CT. 1191
CANTONMENTS, ACCRA

Dear Sir/Madam,

RE: RENEWAL OF PROSPECTING LICENCE
(ADOM MINING LIMITED)

Upon the recommendation of the Minerals Commission regarding the satisfactory manner in which Adom Mining Limited executed its prospecting programme, the prospecting licence granted the company located at Agona in the Central Region, which has expired is hereby renewed for a further two-year period from the date of this letter.

The renewal is in respect of the area retained and edged red on the attached site plan.

Yours faithfully,

HON. MIKE ALLEN HAMMAH (MP)
MINISTER

cc: The Chief Executive Officer,
Minerals Commission,
P. O. Box M.248,
Accra.

The Chief Inspector of Mines,
Minerals Commission,
Inspectorate Division,
Accra.

The Director,
Geological Survey Department,
Accra.

- GOLD EXPLORATION LTD., SITUATE AT E

SHEWM EDGED PINK

AREA = 20.6 SQ KMS

SCALE = 1:50000


618000
620000
622000
624000
562000
560000
558000
556000
554000
N
1
2
3
4
5
6
7
8
EDUM BANSO
Edum Dominase
Trebomu

EDUM BANSO CONCESSION

Station	Longitude	Latitude
P1	1° 54' 40"	5° 03' 59"
P2	1° 54' 15"	5° 03' 55"
P3	1° 54' 03"	5° 04' 33"
P4	1° 53' 48"	5° 04' 27"
P5	1° 53' 48"	5° 00' 00"
P6	1° 56' 00"	5° 00' 00"
P7	1° 55' 27"	5° 01' 53"
P8	1° 55' 05"	5° 01' 49"